Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Institutional Trust

We consent to the use of our report dated October 16, 2017 with respect to the financial statements of Western Asset Institutional Liquid Reserves, our report dated October 17, 2017 with respect to the financial statements of Western Asset Institutional U.S. Treasury Reserves, our report dated October 18, 2017 with respect to the financial statements of Western Asset Institutional Government Reserves, our report dated October 19, 2017 with respect to the financial statements of Western Asset Institutional U.S. Treasury Obligations Money Market Fund, and our report dated October 20, 2017 with respect to the financial statements of Western Asset Select Tax Free Reserves, each a series of the Legg Mason Partners Institutional Trust, as of August 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 15, 2017